UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

223 N. Mathilda Avenue

Sunnyvale, California 94086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of 23andMe Holding Co. (the “Company”) increased the size of the Board from one member to four members in accordance with the Company’s Second Amended and Restated Bylaws and Certificate of Incorporation, as amended, and appointed each of Andre Fernandez, Jim Frankola, and Mark Jensen (collectively, the “New Directors”) as a non-employee director of the Board (the “Appointments”), with such Appointments effective as of the Effective Date. As Mr. Frankola was appointed as a Class I member of the Board, his term will continue until the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and until his successor is duly elected and qualified. As Mr. Fernandez and Mr. Jensen were appointed as Class II members of the Board, their respective terms will continue until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Additionally, each of the New Directors was appointed to serve as a member of the Board’s Audit Committee (the “Audit Committee”) and as a member of the Board’s Compensation Committee (the “Compensation Committee”), with Mr. Fernandez appointed as the Chair of the Audit Committee and as the Board’s “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K, and with Mr. Jensen appointed as the Chair of the Compensation Committee. The Board also designated Mr. Jensen as the Lead Independent Director of the Board.

In connection with the Appointments, the Board terminated the 23andMe Holding Co. Amended and Restated Outside Director Compensation Policy (Effective as of September 6, 2023) and approved the provision of $1 million in cash compensation (the “New Director Compensation”) to each New Director for their respective services on the Board, the Audit Committee, and the Compensation Committee for the period beginning on the Effective Date and ending on the date of the 2025 Annual Meeting (the “Director Service Period”), which such New Director Compensation shall be paid as follows: $800,000 on or promptly following the Effective Date, and $20,000 per month thereafter (the “Monthly Payment”), payable on the last business day of each month beginning in November 2024 and ending with the final Monthly Payment to be made on the date of the 2025 Annual Meeting. Except for the New Director Compensation, the New Directors shall not be entitled to any other compensation, whether cash or equity, for their respective Board and committee service during the Director Service Period.

There are no arrangements or understandings between any of the New Directors or any other persons pursuant to which they were appointed as directors. There are no family relationships between any of the New Directors and any director or executive officer of the Company, and the Company has not entered into any transactions with any of the New Directors that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2024, the Company issued a press release regarding the Appointments, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It shall not be deemed to be incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 29, 2024

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

Date: October 29, 2024	By:	/s/ Joseph Selsavage
	Name:	Joseph Selsavage
	Title:	Chief Financial and Accounting Officer